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As filed with the Securities and Exchange Commission on October 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NASH FINCH COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0431960 (I.R.S. Employer Identification No.)
7600 France Avenue South Minneapolis, Minnesota (Address of Principal Executive Offices)	55435 (Zip Code)

NASH FINCH COMPANY 2000 STOCK INCENTIVE PLAN
AND
NASH FINCH COMPANY 1995 DIRECTOR STOCK OPTION PLAN
(Full titles of the plans)

Kathleen McDermott
Senior Vice President, Secretary and General Counsel
Nash Finch Company
7600 France Avenue South
Minneapolis, MN 55435
(952) 832-0534
(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
Immediately upon the filing of this Registration Statement

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $1.66 2/3 per share	677,098(3)	$15.99(4)	$10,826,797(4)	$876(3)

(1)
This Registration Statement also includes common stock purchase rights, which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Stockholder Rights Agreement.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the above-referenced plans.

(3)
Of the 677,098 shares being registered, 200,000 are new shares approved for issuance under the 2000 Stock Incentive Plan, 50,000 are new shares approved for issuance under the 1995 Director Stock Option Plan, and 427,098 shares have been carried forward into the 2000 Stock Incentive Plan from the Nash Finch Company 1994 Stock Incentive Plan. These shares carried forward were previously registered on Form S-8 Registration Statement No. 33-54487 and the registration fee paid in connection therewith ($2,505) is carried forward and applied to this registration.

(4)
The offering price has been estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act based on the average between the high and low sales prices of the Registrant's Common Stock on October 27, 2003 as quoted on the Nasdaq National Market System.

PART II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE FOR 2000 STOCK INCENTIVE PLAN

        Pursuant to General Instruction E of Form S-8, this Registration Statement is filed to register an additional 627,098 shares of common stock, par value $1.66 2/3 per share, of Nash Finch Company ("Nash Finch") issuable under the Nash Finch 2000 Stock Incentive Plan (the "2000 Plan"). Of these shares, 200,000 represent the remainder of an increase approved by the Board of Directors and stockholders of Nash Finch during 2002 in the number of new shares reserved for issuance under the 2000 Plan (to a total of 1,100,000 shares), and 427,098 represent shares that were reserved for issuance in connection with incentive awards made under the Nash Finch 1994 Stock Incentive Plan, were not used in connection with such awards, and have become available for future issuance under the 2000 Plan pursuant to the terms of that Plan.

        Pursuant to General Instruction E, the contents of Nash Finch's Registration Statement on Form S-8, File No. 333-51508, including periodic reports that Nash Finch filed, or will file, after the filing of such Form S-8 to maintain current information about Nash Finch, are hereby incorporated by reference into this Registration Statement.

EXPLANATORY NOTE FOR 1995 DIRECTOR STOCK OPTION PLAN

        Pursuant to General Instruction E of Form S-8, this Registration Statement is filed to register an additional 50,000 shares of common stock, par value $1.66 2/3 per share, of Nash Finch reserved for issuance under the Nash Finch 1995 Director Stock Option Plan (the "1995 Plan"). The Board of Directors and stockholders of Nash Finch approved during 2002 this 50,000 share increase in the number of shares reserved for issuance under the 1995 Plan (to a total of 250,000 shares).

        Pursuant to General Instruction E, the contents of Nash Finch's Registration Statement on Forms S-8 (as originally filed, File No. 33-64313, and as subsequently filed, File No. 333-51512), including periodic reports that Nash Finch filed, or will file, after the filing of such Forms S-8 to maintain current information about Nash Finch, are hereby incorporated by reference into this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description
5.1	Opinion and Consent of John Haveman (filed herewith electronically).
23.1	Consent of Ernst & Young LLP (filed herewith electronically).
23.3	Consent of John Haveman (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 29, 2003.

NASH FINCH COMPANY

By:	/s/ RON MARSHALL Ron Marshall Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ron Marshall and Kathleen McDermott, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 29, 2003 by the following persons in the capacities indicated.

/s/ RON MARSHALL Ron Marshall Chief Executive Officer (Principal Executive Officer) and Director	/s/ ALLISTER P. GRAHAM Allister P. Graham, Director
/s/ ROBERT B. DIMOND Robert B. Dimond Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ JOHN H. GRUNEWALD John H. Grunewald, Director
/s/ LEANNE M. STEWART LeAnne M. Stewart Vice President and Corporate Controller (Principal Accounting Officer)	Laura Stein, Director
John E. Stokely, Director
/s/ CAROLE F. BITTER Carole F. Bitter, Director	William R. Voss, Director
/s/ JERRY L. FORD Jerry L. Ford, Director	/s/ WILLIAM H. WEINTRAUB William H. Weintraub, Director

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INDEX TO EXHIBITS

No.	Item	Method of Filing
5.1	Opinion of John Haveman	Filed herewith electronically.
23.1	Consent of Ernst & Young LLP	Filed herewith electronically.
23.3	Consent of John Haveman	Included in Exhibit 5.1.
24.1	Power of Attorney	Included on the signature page to this Registration Statement.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
EXPLANATORY NOTE FOR 2000 STOCK INCENTIVE PLAN
EXPLANATORY NOTE FOR 1995 DIRECTOR STOCK OPTION PLAN
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS